NOTICE OF WITHDRAWAL

OF TENDER OF

2.50% SUBORDINATED CONVERTIBLE DEBENTURES DUE JANUARY 15, 2025

issued by

DOV PHARMACEUTICAL, INC.

CUSIP Nos. 259858AA6 and 259858AB4

Pursuant to the Offer to Exchange given by
DOV Pharmaceutical, Inc.
Dated January 29, 2007

___________________

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE, THE RIGHT OF HOLDERS TO TENDER DEBENTURES FOR EXCHANGE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 5, 2007 (THE “EXPIRATION DATE”). DEBENTURES TENDERED FOR EXCHANGE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE EXCHANGE AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

HOLDERS THAT TENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

___________________

The Exchange Agent for the Exchange Offer is:
Wells Fargo Bank, N.A.

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg. – 12th Floor 608 2nd Avenue South Minneapolis, MN 55402

Attn: Reorg (if by mail, registered or certified recommended)	Attn: Reorg	Attn: Reorg

By Facsimile:	To Confirm by Telephone:

(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

For Information: (612) 667-9764

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Exchange dated January 29, 2007 of DOV Pharmaceutical, Inc., a Delaware corporation (“DOV Pharmaceutical”), and the accompanying Letter of Transmittal, relating to DOV Pharmaceutical’s offer (the “Exchange Offer”) to exchange a cash payment of $212.50 plus either

(i)

8 shares of new series C convertible preferred stock, par value $1.00 per share and liquidation preference of $100 per share, or

(ii)

8 shares of new series D convertible preferred stock, par value $1.00 per share and no initial stated liquidation preference

(the cash payment plus whichever series of convertible preferred stock that a holder elects to receive, the “Exchange Consideration”) for each $1,000 principal amount of our outstanding 2.50% Convertible Subordinated Debentures Due 2025 (the “Debentures”). The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Debentures so tendered and accepted, including the interest payment that was due and payable on January 16, 2007.

This Notice of Withdrawal is to be completed by registered holders of Debentures desiring to withdraw the tender of such Debentures in the Exchange Offer if (1) Debentures have been previously tendered to the Exchange Agent, or (2) delivery of such Debentures has been previously made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “The Exchange Offer-Book Entry Transfer” in the Offer to Exchange.

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Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s tender for exchange to DOV Pharmaceutical of the Debentures described below, which Debentures were previously tendered for exchange pursuant to the Offer to Exchange.

The undersigned understands that the withdrawal of Debentures previously tendered in this Exchange Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Debentures will no longer be deemed to be validly tendered for exchange for purposes of the undersigned’s Letter of Transmittal. Such withdrawn Debentures may be retendered for purchase only by following the procedures for tendering set forth in the Offer to Exchange and in the accompanying Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

___________________

DESCRIPTION OF DEBENTURES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount at Maturity Represented	Aggregate Principal Amount at Maturity Being Withdrawn**	Aggregate Principal Amount at Maturity Which Remains Subject to Purchase Notice

Total Principal Amount At Maturity Being Withdrawn

——————

*

Need not be completed by holders tendering the Debentures by book-entry transfer.

**

Unless otherwise indicated in the column labeled “Aggregate Principal Amount at Maturity Being Withdrawn” and subject to the terms and conditions of the Offer to Exchange, a holder will be deemed to have withdrawn the entire aggregate principal amount at maturity represented by the Debentures indicated in the column labeled “Aggregate Principal Amount at Maturity Represented by Debentures.”

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METHOD OF DELIVERY

☐	Check here if Debentures were physically delivered to the Exchange Agent.

☐	Check here if Debentures were delivered by book-entry transfer made to the account maintained by the Exchange Agent with DTC and complete the following:

Name of Tendering Institution:
(Please Print)

Address:
(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Tendered:

DTC Account Number:

Transaction Code Number:

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PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF
DEBENTURES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of Debentures exactly as his (their) name(s) appear(s) on certificate(s) for Debentures or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to DOV Pharmaceutical of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Debentures, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	________________________________________________________________, 2005

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

SIGNATURE GUARANTEE (IF REQUIRED)
Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Date:	________________________________________________________, 200__

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